Exhibit (h)(11)

BROOKFIELD INVESTMENT FUNDS
FORM OF FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT, dated as of the ____ day of  ________, 2013, to the Transfer Agent Servicing Agreement, dated as of September 20th, 2011 (the “Agreement”), is entered into by and between BROOKFIELD INVESTMENT FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to the Agreement to add the Brookfield U.S. Listed Real Estate Fund and to remove the Brookfield High Yield Fund; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

            NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BROOKFIELD INVESTMENT FUNDS	U.S. BANCORP FUND SERVICES, LLC

By:___________________________	By:_____________________________

Name:_________________________	Name: Michael R. McVoy

Title:__________________________	Title: Executive Vice President

Exhibit (h)(11)

Amended Exhibit A
to the
Transfer Agent Servicing Agreement – Brookfield Investment Funds

Name of Series
Brookfield Global Listed Real Estate Fund
Brookfield Global Listed Infrastructure Fund Brookfield Global High Yield Fund
Brookfield U.S. Listed Real Estate Fund